THE SECURITIES REPRESENTED BY AND UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

OPTION AGREEMENT TO PURCHASE THIRD-PARTY COMMON STOCK

Issue Date_______ __, 2015

THIS OPTION AGREEMENT CERTIFIES THAT, for value received, __________ (“Holder”) is entitled to purchase from Capstone Financial Group, Inc., a Nevada corporation (the “Seller”), up to _____ validly-issued, fully-paid and nonassessable shares of the common stock (the “Restricted Shares”) of Twinlab Consolidated Holdings, Inc., a Nevada corporation (the “Company”), at an exercise price of $1.00 per Restricted Share (the "Option Price"), all as may be adjusted from time to time pursuant to Section 3 of this Option, subject to the provisions and upon the terms and conditions set forth of this Option.

1.                  TERM. This Option is exercisable, in whole or in part at any time commencing on the Issue Date and ending on the third anniversary of the Issue Date, and the Option shall terminate upon such third anniversary of the Issue Date; provided, that if before such third anniversary the Company or its business is acquired for or at a value of less than $1.00 per share of Company common stock, the Option shall terminate immediately upon such acquisition.

2.	EXERCISE.

2.1              Method of Exercise. Holder may exercise this Option by delivering this original Option and a duly executed Notice of Exercise in substantially the form of Appendix 1, attached hereto and incorporated herein by this reference, to the principal office of the Seller. Holder shall also deliver to the Seller payment by wire transfer of immediately available United States funds to an account designated by the Seller or by check for the aggregate Option Price for the Restricted Shares being purchased. Exercise shall not be deemed effective unless and until each of the original Option, the duly executed Notice of Exercise and the Option Price payment have been received by the Seller.

2.2              Delivery of Certificate and New Option. Promptly after Holder exercises this Option, the Seller shall deliver to Holder certificates for the Restricted Shares acquired and, if this Option has not been fully exercised and has not expired, a new Option of like tenor representing the Restricted Shares not so acquired.

2.3              Replacement of Options. On receipt of evidence reasonably satisfactory to the Seller of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Seller or, in the case of mutilation, on surrender and cancellation of this Option, the Seller at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor.

3.	ADJUSTMENT TO THE RESTRICTED SHARES.

3.1              Stock Dividends, Splits, Reverse Splits. If the Company subdivides or combines its outstanding common stock into a greater or lesser amount of common stock, or pays a dividend of common stock on common stock, then upon exercise of this Option, for each Restricted Share acquired, Holder shall receive, without extra cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Restricted Shares of record as of the date the subdivision, combination (reverse split) or stock dividend occurred. The Option Price shall be adjusted accordingly.

3.2              Reclassification, Exchange or Substitution. Upon any reclassification exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Option, or any reorganization, consolidation, or merger of the Company or any sale, conveyance or other disposition of all or substantially all of the property or business of the Company, Holder shall be entitled to receive, upon exercise of this Option, the number and kind of securities and property that Holder would have received for the Restricted Shares if this Option had been exercised immediately before such reclassification, exchange, substitution, or such reorganization, consolidation or merger, or such sale, conveyance or other disposition. The Seller shall promptly issue to Holder, in exchange for this Option Agreement, a new replacement Option for such new securities or other property. The new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 3 including, without limitation, adjustments to the Option Price and to the number of securities or property issuable upon exercise of the new Option. The provisions of this Section 3.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or to successive reorganizations, consolidations or mergers, or successive sales, conveyances or other dispositions of all or substantially all of the property or business.

3.3              Fractional Shares. No fractional Restricted Shares shall be issuable upon exercise or conversion of the Option and the number of Restricted Shares to be issued shall be rounded down to the nearest whole Restricted Share. If fractional share interest arises upon any exercise or conversion of the Option, the Seller shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Restricted Share.

3.4              Certificate as to Adjustments. Upon each adjustment of the Option Price or the number of Restricted Shares issuable upon the exercise of the Option, the Seller at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Seller shall, upon written request, furnish Holder a certificate setting forth the new number of Restricted Shares issuable under the Option, and if necessary, the Option Price in effect upon the date thereof and the series of adjustments leading to such change in the number of Restricted Shares issuable under the Option and/or in the Option Price.

4.	MISCELLANEOUS

4.1              Third-Party Investment Units Purchase Agreement. This Option is issued pursuant to, and is subject to the terms and conditions of, and the Restricted Shares issuable upon the exercise of this Option shall be subject to the terms and conditions of, a Third-Party Investment Units Purchase Agreement entered into on or shortly before the Issue Date between the Seller and Holder.

4.2              The Company Is Not a Party. Holder, by acceptance of this Option, acknowledges that the Company is not a party to this Option and has no contractual obligations with respect to this Option.

4.3              Securities-Law Status. Holder, by acceptance of this Option, acknowledges that the Restricted Shares have not been registered under the Securities Act of 1933, are “restricted securities” under the Securities Act of 1933 and shall bear a customary securities-law restrictive legend, and cannot be transferred by Holder except upon registration thereof under the Securities Act of 1933 or an exemption from such registration.

4.4              Transfer of Option. Until actual delivery to the Seller’s principal office of this original Option accompanied by a duly endorsed instrument of transfer in a form reasonably acceptable to the Seller, the Seller may treat Holder as the sole record and beneficial holder of the Option for all purposes whatsoever, regardless of any notice given or received to the contrary.

4.5              No Rights as Shareholder Until Exercise. This Option does not entitle Holder to any voting rights or other rights as a stockholder of the Company before the exercise hereof.

4.6              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next business day; (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Seller at its principal place of business or to Holder at Holder’s address as shown in the Seller’s records, or to such other address as such party may designate by ten days’ advance written notice to the other.

4.7              Amendment and Waiver. Any term of this Option may be amended or waived only with the written consent of the Seller and the holder of the Option. Any amendment or waiver effected in accordance with this Section shall be binding upon the Seller, such holder and each and every transferee of the Option or Restricted Shares.

4.8              Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

IN WITNESS WHEREOF, the Seller has executed this Option as of the date first above written.

CAPSTONE FINANCIAL GROUP, INC.

By: __________________________

Darin Pastor

Chief Executive Officer

Address: ______________________

   ______________________

Email: dpastor@capstonefg.com

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase from Capstone Financial Group, Inc. _____ shares of Common Stock of Twinlab Consolidated Holdings, Inc. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

_______________________

(Name)

________________________

(Address l)

________________________

(Address 2)

3. Said shares are “restricted securities” under the Securities Act of 1933 and shall bear a customary securities-law restrictive legend. The undersigned represents the undersigned is acquiring the shares solely for the undersigned’s own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

____________________________

(Signature)

____________________________

(Date)